EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered into as of the 1st day of January, 2000 by and between ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("Corporation"), and WILLIAM J. ARMANINO ("Employee") under the following circumstances:

     A.   Employee is the President and Chief Executive Officer of
Corporation.

     B. Corporation desires to continue to employ Employee as its President and Chief Executive Officer because of his knowledge, experience and expertise with respect to the business of Corporation.

     C. The parties hereto desire to set forth in writing the terms and conditions of the employment relationship to be established and continued.

      NOW, THEREFORE, the parties hereto agree as follows:

      1.  Employment.

          Corporation shall employ Employee as the President and Chief Executive Officer of Corporation pursuant to the terms and conditions hereinafter set forth, and Employee shall perform the duties of such office. Employee shall also serve as a member of the board of directors of Corporation. Employee shall perform such duties at the offices of Corporation located in South San Francisco, California.

     2.   Terms of Employment.

          Subject to the provisions of paragraph 7, the initial term of employment shall be one (1) year, commencing on January 1, 2000, and terminating on December 31, 2000.

     3.   Duties and Responsibilities.

          Subject only to the directives of the Board of Directors of Corporation, Employee shall be in complete charge of the business operations of Corporation commensurate with his position as the Chief Executive Officer of Corporation. Employee agrees to perform his services conscientiously, effectively and to the best of his ability.

     4.   Base Salary.

          In consideration of Employee's services under this Agreement to Corporation, Employee's base salary shall be fixed at an annual rate of One Hundred Eighty Thousand Dollars ($180,000.00), payable in accordance with Corporation's normal payroll practices.

     5.   Incentive Compensation.

          As further consideration for Employee's services under this Agreement, Corporation shall pay Employee a bonus of up to 25% of Employee's Base Salary ( as reported on Employee's Form W-2 for the applicable year) (the "Maximum Bonus") determined as follows:

          a. 50% of the Maximum Bonus shall be earned by Employee if the Company achieves its board of directors approved budget forecast, of which (i) 25% of the Maximum Bonus that may be earned will be based on the Corporation achieving the budget forecast for sales (the "Sales Forecast") and (ii) 25% of the Maximum Bonus that may be earned will be based on the Corporation achieving the budget forecast for net income before taxes and extraordinary items as reported in the Corporation's year end audited financial statements (the "Income Forecast").

          b. An additional one-half percentage point of the Maximum Bonus, up to a maximum of 25% of the Maximum Bonus, may be earned by Employee for each 1% by which the Company exceeds the Sales Forecast.

          c. An additional one-half percentage point of the Maximum Bonus, up to a maximum of 25% of the Maximum Bonus, may be earned by Employee for each 1% by which the Company exceeds the Income Forecast.

     Notwithstanding the above, however, no bonus shall be earned by Employee unless the Company reports positive net income for the applicable year, except at the discretion of the board of directors.

     6.   Benefits.

          In consideration for Employee's accepting the employment provided for herein, Corporation agrees to provide the following benefits:

          a. All the standard benefits normally provided to the employees of Corporation, including, but not limited to, social security benefits, workers' compensation, life insurance (including life insurance policy No. 5 133 187 issued by Confederated Life Insurance Company in the face amount of $100,000), long-term disability insurance, health insurance of various kinds and similar benefits. In addition, in the event of Employee's disability, Corporation shall continue to pay Employee his base salary for the remaining term of this Agreement, less any amounts received by Employee as a result of his disability under such long term disability policy.

          b. Employee shall be entitled to twenty (20) paid vacation days per year and shall be entitled to up to ten (10) paid sick days per year. Employee shall not be entitled to accrue more than thirty (30) paid vacation days (no more than an aggregate of thirty (30) days of which may be carried over to subsequent years) or more than twenty (20) paid sick days (no more than an aggregate of twenty (20) days of which may be carried over to subsequent years). Upon termination of Employee's employment for any reason, Employee shall not be entitled to payment for any accrued but unpaid sick days.

          c. Corporation shall reimburse Employee for reasonable and necessary expenses incurred by him in the performance of his duties hereunder upon presentation of vouchers in accordance with Corporation's policy. Corporation shall also reimburse Employee for seventy-five per cent (75%) of the cost of Employee's membership in the following clubs or organizations which Employee uses for business purposes: Crystal Springs Golf Club, Villa Taverna, St. Francis Yacht Club and the World Trade Club.

          d. Corporation shall reimburse Employee for automobile expenses incurred by Employee for his personal automobile as follows: (i) one hundred percent (100%) of Employee's automobile lease payments; (ii) one hundred percent (100%) of gas, oil, maintenance and insurance expenses; (iii) one hundred percent (100%) of business phone use; and (iv) one hundred percent (100%) of other business related automobile expenses. Employee shall furnish to Corporation adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of such payments as deductible business expenses of Corporation and not as deductible compensation to Employee, provided that reimbursement of such expenses shall not be dependent on proving deductibility of such expenses for tax purposes.

          e. Such other flexible executive perquisites that may be approved by the Board of Directors of Corporation for the senior management group of employees of Corporation.

     7.   Early Termination and Severance.

          a. By Corporation. Corporation, acting through its Board of Directors, may terminate this Agreement only for "cause" upon thirty (30) days prior written notice to Employee. For purposes of this Agreement, such termination shall be deemed for "cause" only if it is by reason of Employee's commission of willful and material acts of neglect, dishonesty, fraud or other acts involving moral turpitude which materially and adversely affect the business or affairs of Corporation. If such termination is for "cause", then all of the rights, duties and obligations of the parties under this Agreement shall cease upon the effective date of termination, except that Corporation shall upon the effective date of termination pay to Employee a sum equal to three months' base salary. If such termination is for any reason other than for "cause," then all of the rights, duties and obligations of the parties under this Agreement shall cease upon the effective date of termination, except that Corporation shall pay to Employee a sum equal to twelve months' base salary plus the incentive compensation he would have received pursuant to paragraph 5 hereof pro-rated for that portion of the year during which Employee was employed by Corporation.

          b. By Employee. Employee may terminate this Agreement in his sole discretion for any reason upon ninety (90) days prior written notice to the Board of Directors of Corporation. Upon the effective date of such termination by Employee (except in the event of Employee's death, disability (which is subject to the provisions of paragraph 6.a.), or resignation as a result of a change in control of Corporation (as defined below)), all of the rights, duties, and obligations of the parties under this Agreement shall cease including Employee's right to his base salary and incentive compensation benefits. In the event the employment of Employee is terminated at any time during the term of this Agreement by reason of Employee's death, disability (which is subject to the provisions of paragraph 6.a.) or resignation as a result of a change in control (as defined below), Corporation shall, upon the effective date of termination, pay to Employee, or Employee's estate or personal representatives, a sum equal to twelve months' base salary plus the incentive compensation he would have received pursuant to paragraph 5 hereof pro-rated for that portion of the year during which Employee was employed by Corporation.

           c. For purposes of this Agreement, a "change in control" shall mean (i) consolidation or merger of Corporation or Subsidiary in which Corporation is not the surviving entity or in which there is a change in the ownership of more than fifty percent (50%) of the outstanding capital stock of Corporation, (ii) the sale of substantially all of the assets of Corporation, or (iii) a change in more than fifty percent (50%) of the directors of Corporation. For purposes of this Agreement, Employee shall be considered disabled if he is unable to perform his duties hereunder on a full-time basis for a continuous period of three (3) months.

           d. This Agreement shall inure to the benefit of and be binding upon Corporation, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of Corporation's assets or business or with which Corporation may be consolidated or merged. Notwithstanding any other provision of this Agreement, in the event of a change in control, Employee in his sole and absolute discretion shall have the right to terminate this agreement upon written notice given to Corporation, or its successors or assigns, effective no later than ninety (90) days of after the consummation of any such change in control, and in such event Employee shall be entitled to receive the payments set forth in paragraph 7.b. hereof.

     8.   Notices.

          Notices required or permitted by this Agreement shall be effective upon mailing, postage prepaid, or upon personal delivery, to the following address:

          To Corporation:     Armanino Foods of Distinction, Inc
                              30588 San Antonio Street
                              Hayward, CA  94544

          To Employee:        William J. Armanino
                              226 Edgewood Road
                              Redwood City, CA  94062

     9.   Miscellaneous Provisions.

          a. The law of the State of California shall govern the interpretation and enforcement of this Agreement.

          b. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

          c. This Agreement contains all of the covenants and agreements between the parties on the matter stated herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise on the subject matter stated herein not contained in this Agreement shall be valid or binding.

          d. Any modification of this Agreement shall be effective only if it is in writing and executed by the party or parties to be charged.

     This Agreement shall be binding upon and inure to the benefit of the parties and their spouses, successors, assigns, personal representatives, heirs and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove written.

                                ARMANINO FOODS OF DISTINCTION, INC.,
                                a Colorado corporation

Dated:  4/24/00                 By:/s/ Edmond J. Pera
                                       EDMOND J. PERA

                                Its:   Chief Financial Officer and
                                       Secretary
                                                   "Corporation"

Dated:  4/24/00                 /s/ William J. Armanino
                                    WILLIAM J. ARMANINO
                                                   "Employee"

                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into effective as of the 1st day of January, 2001 by and between ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation ("Corporation"), and WILLIAM J. ARMANINO ("Employee") under the following circumstances:

     A. Employee is the President and Chief Executive Officer of Corporation. Employee and Corporation are parties to an Employment Agreement dated as of the 1st day of January 2000 (the "Employment Agreement"). Employee and Corporation desire to amend the Employment Agreement by extending its term for an additional two (2) years and amending certain other provisions of the Employment Agreement as set forth herein.

     B. Corporation desires to continue to employ Employee as its President and Chief Executive Officer because of his knowledge, experience and expertise with respect to the business of Corporation.

     C. The parties hereto desire to set forth in writing the terms and conditions of the employment relationship to be established and continued.

     NOW, THEREFORE, the parties hereto agree as follows:

1. Section 1 of the Employment Agreement is hereby amended in its entirety as follows:

      Corporation shall employ Employee as the President and Chief Executive Officer of Corporation pursuant to the terms and conditions hereinafter set forth, and Employee shall perform the duties of such office. Employee shall also serve as a member of the board of directors of Corporation. Employee shall perform such duties at the offices of Corporation located in Hayward, California.

2. Section 2 of the Employment Agreement is hereby amended in its entirety as follows:

     Subject to the provisions of paragraph 7, the term of employment shall be two (2) years, commencing on January 1, 2001, and terminating on December 31, 2003.

3. Section 4 of the Employment Agreement is hereby amended in its entirety as follows:

     In consideration of Employee's services under this Agreement to Corporation, Employee's base salary shall be fixed at an annual rate of One Hundred Eighty Thousand Dollars ($180,000), for the entire term of this Agreement, payable in accordance with Corporation's normal payroll practices.

4. Section 6(c) of the Employment Agreement is hereby amended in its entirety as follows:

     c. Corporation shall reimburse Employee for reasonable and necessary expenses incurred by him in the performance of his duties hereunder upon presentation of vouchers in accordance with Corporation's policy. Corporation shall also reimburse Employee for seventy-five per cent (75%) of the cost of Employee's membership in the following clubs or organizations which Employee uses for business purposes: Green Hills Country Club, Villa Taverna, St. Francis Yacht Club and the World Trade Club.

5. Section 9(e) of the Employment Agreement is hereby amended in its entirety as follows:

     e. Except as amended herein, the Employment Agreement remains in full force and effect.

     This Agreement shall be binding upon and inure to the benefit of the parties and their spouses, successors, assigns, personal representatives, heirs and legal representatives.

     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment to Employment Agreement as of the date first hereinabove written.

                                ARMANINO FOODS OF DISTINCTION, INC.,
                                a Colorado corporation


Dated: February 13, 2001        By:/s/ Edmond J. Pera
                                       EDMOND J. PERA

                                Its:   Chief Financial Officer and Secretary

                                                              "Corporation"

Dated: February 13, 2001        /s/ William J. Armanino
                                    WILLIAM J. ARMANINO

                                                               "Employee"





























                                       2